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             SOUTHERN UNION COMPANY AND SUBSIDIARIES

               COMPUTATION OF PER SHARE EARNINGS       Exhibit 11



                  Three Months      Nine Months    Twelve Months
                      Ended            Ended           Ended
                    March 31,        March 31,        March 31,
                ---------------  ---------------  ---------------
                  1997    1996     1997    1996     1997    1996
                ------- -------  ------- -------  ------- -------

                          (in thousands of dollars,
                          except per share amounts)

Net earnings
 available
 for common
 stock........  $17,678 $20,549  $21,934 $23,697  $19,076 $23,224
                ======= =======  ======= =======  ======= =======

Primary earn-
 ings per
 share:
  Average
   shares
   out-
   standing..    17,080  17,028   17,055  16,976   17,049  16,965
  Stock
   options
   and war-
   rants
   issued
   or
   granted...       655     586      670     486      670     454
                ------- -------  ------- -------  ------- -------
  Average
   shares
   out-
   standing..    17,735  17,614   17,725  17,462   17,719  17,419
                ======= =======  ======= =======  ======= =======

  Primary
   earnings
   per share.   $  1.00 $  1.17  $  1.24 $  1.36  $  1.08 $  1.33
                ======= =======  ======= =======  ======= =======

Fully diluted
 earnings per
 share:
  Average
   shares
   out-
   standing..    17,080  17,028   17,055  16,976   17,049  16,965
  Stock
   options
   and war-
   rants
   issued
   or
   granted...       681     626      689     539      684     498
                ------- -------  ------- -------  ------- -------
  Average
   shares
   out-
   standing..    17,761  17,654   17,744  17,515   17,733  17,463
                ======= =======  ======= =======  ======= =======

Fully diluted
 earnings per
 share.......   $  1.00 $  1.16  $  1.24 $  1.35  $  1.08 $  1.33
                ======= =======  ======= =======  ======= =======

--------------------

Note: All periods have been adjusted to reflect the five percent stock dividends distributed on December 10, 1996 and November 27, 1995 and the four-for-three stock split dis-tributed in the form of a 33 1/3% stock dividend on March 11, 1996, as applicable.